UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2013

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01.             Entry into Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report with respect to the Amended Warrants (as defined below) is incorporated herein by reference.

Item 3.03.             Material Modification to Rights of Security Holders.

On February 26, 2013, CombiMatrix Corporation (the “Company”) entered into an Amendment No. 1 to Common Stock Purchase Warrants (the “Amendments”) with each of the holders (the “Holders”) of certain of the Company’s warrants to purchase up to an aggregate of 939,260 shares of the Company’s Common Stock, $0.001 par value per share, that were originally issued on October 1, 2012 and December 6, 2012 (the “Warrants”).

The Warrants as originally issued were not exercisable for the first six months following the applicable issue date of each Warrant, which delayed their exercise until April 1, 2013, with respect to the Warrants issued on October 1, 2013, and June 6, 2013, with respect to the Warrants issued on December 6, 2012. On February 22, 2013, the Company’s board of directors approved amending each of the Warrants to permit each Warrant to be immediately exercisable in full. Upon the Company entering into an Amendment with each Holder, each of the Warrants became exercisable in full as of February 22, 2013. By taking these actions, the Company accelerates the potential exercise of the Warrants by the Holders thereof and the receipt of proceeds from the exercise of such Warrants.

Item 9.01.             Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

10.1	Form of Amendment No. 1 to Common Stock Purchase Warrant dated February 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: February 26, 2013	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer